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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-45455) of our report dated April 10, 1998, except as to the restatement described in the last paragraph of Note 3 which is as of April 16, 1999, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP

Seattle, Washington
April 30, 1999